UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      September 20, 2017

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
454 Satellite Boulevard, NW Suite 100 Suwanee, Georgia 30024
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On September 20, 2017, AdCare Health Systems, Inc. (the “Company”) held a special meeting of shareholders in Duluth, Georgia (the “Meeting”). The matters listed below were submitted to a vote of the holders of the Company’s common stock at the Meeting. Each proposal is identified and described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 2, 2017. The number of votes cast for and against each proposal voted on by the Company’s shareholders and the number of abstentions are set forth below.

Proposal 1. Approval of the Agreement and Plan of Merger, dated July 7, 2017 (as it may be amended from time to time), between the Company and Regional Health Properties, Inc., a wholly owned subsidiary of the Company newly formed for purposes of the merger (the “Merger Proposal”)

The shareholders approved the Merger Proposal. The voting results were as follows:

FOR	AGAINST	ABSTAIN
11,164,240	31,155	47,501

Proposal 2. Approval of the adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Proposal (the “Adjournment Proposal”)

The shareholders approved the Adjournment Proposal. The voting results were as follows:

FOR	AGAINST	ABSTAIN
11,125,319	97,234	20,343

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President, Chief Executive Officer and Chief Financial Officer